UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 3, 2015

ENTROPIC COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6350 Sequence Drive
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
(858) 768-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2015, the Compensation Committee of the Board of Directors of Entropic Communications, Inc. (the “Company”) approved the material terms of letter agreement with Charles Lesko, the Company’s Senior Vice President, Worldwide Sales. Under the agreement, in the event the Company consummates a “change of control” (as defined in the agreement) while Mr. Lesko is employed by the Company and prior to December 31, 2015, then subject to signing a general release of claims, Mr. Lesko will receive a lump sum payment of $100,000 in addition to any amounts that might become payable to him under other agreements he has entered into with the Company such as his Change of Control Agreement.
A copy of Mr. Lesko’s Letter Agreement will be filed as an exhibit to Entropic’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: March 9, 2015	By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President and General Counsel